Sub-Item 77Q3
Item 14 Additional Affiliated Broker/
Dealers

Question 14 Name of Entity

BT Brokerage Corporation          8-034120	8-034120

Deutsche Banc Alex. Brown Inc.   8-035766        8-035766

Tradeweb LLC                     8-049994	8-049994

MarketAxess Corporation            8-050727	8-050727

*BrokerTec USA LLC             8-051803	8-051803

*Creditex             8-051918	8-051918

AdirondackTrading Partners LLC    8-052384	8-052384

*Bondbook Holdings, LLC         8-052679	8-052679

NDB Capital Markets, LP          8-13967	8-013967


Deutsche Bank Securities Inc.           8-17822	8-017822

Alfa Menkul Degerler AS

Bankers Trust A.S.

Bankers Trust Argentina S.A.

Bankers Trust Caribe Capital Markets, Inc.

Bankers Trust International PLC

Bankers Trust Investments PLC

Bankers Trust Menkul Degerler AS

Bankers Trust Poland Sp.Z. o.o.

Bankers Trust S.A. Agente Del Mercado Abierto

Bankers Trust Securities (Pacific) Limited (Hong Kong
)
Bankers Trustee Company Limited

Benchmark Securities Management Limited

Bender Menkul Degerler A.S.

BT (Far East) Limited

BT Asia Securities Limited

BT Brokerage (Philippines) Inc.

BT Brokerage and Associates PTE Ltd

BT Financial Trading

BT France S.A.

BT Futures (Singapore) Ltd.

BT Notes Limited

BT Securities (Europe) Limited

DB (Russia) Limited

DB Arbitrage Limited

DB Broker GmbH

DB Corretora - Sociedade Corretora de Valores
Mobiliarios, S.A.

DB Equity Limited

DB Forex Corporation

DB Investment Resources (US) Corporation

Deutsche Asset Management (Australia Limited)

Deutsche Asset Management (International) Limited

Deutsche Asset Management Investment Services Limited

Deutsche Asset Management Life & Pensions Limited

Deutsche Asset Management Limited

Deutsche Bank (Cayman) Limited

Deutsche Bank AG

Deutsche Bank AG (London Branch)

Deutsche Bank AG (Sydney Branch)

Deutsche Bank AG Tokyo Branch

Deutsche Bank AG, Hong Kong Branch

Deutsche Bank Canada

Deutsche Bank Corretora de Valores SA

Deutsche Bank Futures Inc.

Deutsche Bank International Limited

Deutsche Bank SA - Banco Alemao

Deutsche Bank Securities (Pty) Limited

Deutsche Bank Societa di Intermediazione
Mobiliare S.p.A.

Deutsche Bank Trust Company Americas

Deutsche Capital Markets Australia Limited

Deutsche Corporate Finance New Zealand Limited

Deutsche Finance New Zealand Limited

Deutsche Financial Planning Limited

Deutsche Funds Management Limited

Deutsche Futures Australia Limited

Deutsche Futures Hong Kong Limited

Deutsche Futures London Limited

Deutsche Futures New Zealand Limited

Deutsche Futures Singapore

Deutsche Investment Trust Managers Limited (57%)

Deutsche Investments Funds Limited

Deutsche Management New Zealand Limited

Deutsche New Zealand Limited

Deutsche Property Asset Management Limited

Deutsche Regis Partners Inc

Deutsche Securities (India) Private Limited

Deutsche Securities Asia Limited

Deutsche Securities Asia Limited Hong Kong

Deutsche Securities Asia Limited Singapore

Deutsche Securities Asia Limited Taipei

Deutsche Securities Corredores de Bolsa Ltda

Deutsche Securities India Pvt Ltd

Deutsche Securities Korea Co

Deutsche Securities Limited Tokyo Branch

Deutsche Securities New Zealand Limited

Deutsche Securities, Sociedad de Valores y Bolsa, Sociedad

Deutsche Securitisation Australia Pty Limited

Deutsche Structured Finance Australia Limited

Deutsche Unit Trust Managers Limited

Didier Philippe S.A. (dormant)

DMG & Partners Securities Pte Ltd

Execution Ltd.

IBOXX Ltd.

K & N Kenanga Bhd

K&N Kenanga Holdings Bhd

Kenanga Deutsche Futures

Kenanga Deutsche Futures Sdn Bhd

MaxBlue Investimentos Distribuidora de Titulos e Valores
Mobiliarios S. A.

Morgan Grenfell & Co Limited

Morgan Grenfell Private Equity Limited

Morgan Grenfell Securities

MTS Japan Securities Co. Ltd.

National Discount Brokers Group, Inc.

Nissay Deutsche Asset Management Europe Limited (33%)

OTC Deriv Limited

Pro Capital Spolka Akcyjna

PT Bina Tatalaksana Pasifik

PT BT Prima Securities Indonesia

225:   PT Deutsche Securities Indonesia

Regis Partners Inc.

Scudder Kemper Investors

SOCX LLC

Tasfiye Halinde Bankers Trust Menkul Degerler A.S.

TheMarkets.com

Tokai Deutsche Asset Management Limited (40%)

Yieldbroker Pty Ltd.

*AsiaBondPortal

*BondsinAsia

*BT Opera Trading S.A. (dormant)

*DB Securities S. A.

*DBS Finance S. A.

*LoanX

*Mortgage Ramp

*Swapsclear

*Swapswire Limited

*Volbroker.com Limited

*Yensai

Banca Carime S.p.A.

Bank Inicjatyw Spoleczno-Ekonomicznych SA

Dr. Jung & Partner GmbH

EDORA Funding GmbH

EuroPace IPD Ltd.

eXtrahyp.de Aktiengesellschaft

Millennium Clearing Company, L.L.C.

Minex Corporation

Osaka Stock Exchange Co., Ltd.

Scudder Weisel Capital, L.L.C.

SLB Funding GmbH

TISCO Securities Hong Kong Limited

WERDA Betelligungsgesellschaft mbG